UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 90549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No. )

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Filed by a Party other than the Registrant	☐

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☐	Preliminary Proxy Statement
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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Ayala Pharmaceuticals, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Ayala Pharmaceuticals, Inc.

9 Deer Park Drive, Suite K-1

Monmouth Junction, NJ 08852

NOTICE OF 2023 ANNUAL MEETING OF STOCKHOLDERS

Notice is hereby given that the 2023 Annual Meeting of Stockholders of Ayala Pharmaceuticals, Inc. will be held on July 28, 2023, at 10:00 a.m., Eastern Time, for the purpose of considering and voting upon the following proposals:

1.	To elect seven members to our Board of Directors to hold office until the next annual meeting of stockholders and until their respective successors have been duly elected and qualified, subject to their earlier resignation or removal.

2.	To approve an advisory (non-binding) resolution regarding the compensation of our executive officers (“say-on-pay”).

3.	To ratify the appointment of Kost, Forer, Gabbay & Kasierer, a Member of EY Global, as our independent registered public accounting firm for the fiscal year ending December 31, 2023, which we refer to as fiscal 2023.

4.	To approve an amendment to the Company’s 2015 Incentive Plan (the “2015 Incentive Plan”) to increase the total number of shares authorized for issuance thereunder by 2,900,000 shares to 2,981,248 shares, to increase certain other maximum number of awards that may be granted annually and to change the name of the plan to reflect our recent corporate name change.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. Our Proxy Statement, Form 10-K and annual report to stockholders for the fiscal year ended October 31, 2022, along with the Form 10-K for the fiscal year ended December 31, 2022 of Old Ayala, Inc., which contains the financial statements that, following our merger with Old Ayala, Inc. in January 2023, are deemed to be our financial statements for the fiscal year then ended, can also be viewed online by following the instructions listed on our proxy card.

The 2023 Annual Meeting of Stockholders will be virtual and will be held entirely online via live webcast at www.virtualshareholdermeeting.com/adxs2023. There will not be an option to attend the meeting in person.

Holders of record of the Company’s common stock at the close of business on June 6, 2023 are entitled to receive notice of, and to vote at, the Annual Meeting. The date of mailing of this Notice of our 2023 Annual Meeting of Stockholders and the accompanying Proxy Statement and materials is expected to be on or about June 23, 2023.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

FOR OUR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JULY 28, 2023.

All stockholders are cordially invited to attend the Annual Meeting. Regardless of whether you plan to attend the meeting virtually, we hope you will vote as soon as possible by following the instructions on your proxy card.

By Order of the Board of Directors,

/s/ Kenneth A. Berlin
Kenneth A. Berlin
President and Chief Executive Officer

June 23, 2023

Monmouth Junction, New Jersey

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PROXY STATEMENT

Ayala Pharmaceuticals, Inc.

9 Deer Park Drive, Suite K-1

Monmouth Junction, NJ 08852

Our Board is providing these proxy materials to the owners of shares of common stock of Ayala Pharmaceuticals, Inc. (f/k/a Advaxis, Inc.) (the “Company,” “our,” “we,” or “Ayala”) as of June 6, 2023, in connection with the solicitation of proxies by our Board of Directors (the “Board”) for our 2023 Annual Meeting of Stockholders (the “Annual Meeting”). On or about June 23, 2023, we intend to mail this proxy statement and the accompanying proxy card, together with the Company’s annual report for the fiscal year ended October 31, 2022 and the annual report for the fiscal year ended December 31, 2022 of Old Ayala, Inc., which contains the financial statements that, following our merger with Old Ayala, Inc. in January 2023, are deemed to be our financial statements for the fiscal year then ended, to each stockholder entitled to vote at the Annual Meeting.

Our Form 10-K for the fiscal year ended October 31, 2022 and Old Ayala’s Form 10-K for the fiscal year ended December 31, 2022, as well as this proxy statement, will be available through the Securities and Exchange Commission’s EDGAR system at http://www.sec.gov.

QUESTIONS AND ANSWERS

Why am I receiving these materials?

We sent this proxy statement and the enclosed proxy card because our Board is soliciting your proxy to vote at the Annual Meeting and at any adjournment or postponement thereof. The Annual Meeting will be held on July 28, 2023, via live webcast at www.virtualshareholdermeeting.com/adxs2023. You are invited to virtually attend the Annual Meeting and we request that you vote on the proposals described in this proxy statement. However, you do not need to virtually attend the Annual Meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card, as discussed below.

When is the Annual Meeting?

The Annual Meeting will be held at 10:00 a.m., Eastern Time, on July 28, 2023.

Where will the Annual Meeting be held?

The 2023 Annual Meeting of Stockholders will be virtual and will be held entirely online via live webcast at www.virtualshareholdermeeting.com/adxs2023. There will not be an option to attend the meeting in person.

What items will be voted on at the Annual Meeting?

There are three matters scheduled for a vote:

1.	To elect seven members to our Board to hold office until the next annual meeting of stockholders and until their respective successors have been duly elected and qualified, subject to their earlier resignation or removal (the “Director Election Proposal”).

2.	To approve an advisory (non-binding) resolution regarding the compensation of our executive officers (the “Say-on-Pay Proposal”).

3.	To ratify the appointment of Kost, Forer, Gabbay & Kasierer, a Member of EY Global, as our independent registered public accounting firm for the fiscal year ending December 31, 2023, which we refer to as fiscal 2023 (the “Auditor Ratification Proposal”).

4.	To approve an amendment to the Company’s 2015 Incentive Plan (the “2015 Incentive Plan”) to increase the total number of shares authorized for issuance thereunder by 2,900,000 shares to 2,981,248 shares, to increase certain other maximum number of awards that may be granted annually and to change the name of the plan to reflect our recent corporate name change. (the “Incentive Plan Amendment Proposal”).

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As of the date of this Proxy Statement, we are not aware of any other matters that will be presented for consideration at the Annual Meeting.

What are the Board of Directors’ recommendations?

Our Board recommends that you vote:

●	“FOR” the election of each of the director nominees named in the Director Election Proposal;
●	“FOR” the Say-on-Pay Proposal;
●	“FOR” the Auditor Ratification Proposal;
●	“FOR” the Incentive Plan Amendment Proposal.

Who is entitled to vote at the Annual Meeting?

Only stockholders of record at the close of business on June 6, 2023, which we refer to as the Record Date, are entitled to receive notice of the Annual Meeting and to vote the shares that they held on that date at the Annual Meeting, or any adjournment or postponement thereof. As of the close of business on the Record Date, we had 4,838,321 shares of common stock outstanding. Each share of common stock entitles its holder to one vote on each matter presented for a vote at the Annual Meeting.

●	Stockholders of Record: Shares Registered in Your Name. If, on the Record Date, your shares were registered directly in your name with our transfer agent, Continental Stock Transfer and Trust Company, then you are a stockholder of record. As a stockholder of record, you may vote at the Annual Meeting by following the instructions located at www.virtualshareholdermeeting.com/adxs2023 or vote by proxy. Whether or not you plan to attend the Annual Meeting, we urge you to fill out and return the enclosed proxy card, to ensure your vote is counted.

●	Beneficial Owner: Shares Registered in the Name of a Broker, Bank, Custodian or Other Nominee. If on the Record Date your shares were held in an account at a brokerage firm, bank, custodian or other nominee, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker, bank, custodian or other nominee on how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, because you are not the stockholder of record, you may not vote your shares at the Annual Meeting unless you request and obtain a valid proxy from your broker, bank, custodian or other nominee.

What constitutes a quorum at the Annual Meeting?

In accordance with Delaware law and our Second Amended and Restated By-Laws (as amended) (the “By-Laws”), the presence at the Annual Meeting, by proxy or in person, of the holders of at least one-third of the shares of our common stock outstanding on the record date constitutes a quorum, thereby permitting the stockholders to conduct business at the Annual Meeting. Abstentions, votes withheld, and broker non-votes will be included in the calculation of the number of shares considered present at the Annual Meeting for purposes of determining the existence of a quorum.

If a quorum is not present at the Annual Meeting, a majority in voting interest of the stockholders present or represented by proxy may adjourn the meeting to another date. If an adjournment is for more than 30 days or a new record date is fixed for the adjourned meeting by our Board, we will provide notice of the adjourned meeting to each stockholder of record entitled to vote at the adjourned meeting. At any adjourned meeting at which a quorum is present, any business may be transacted that might have been transacted at the originally called meeting.

What is a proxy?

A proxy is a person you appoint to vote your shares of our common stock on your behalf. If you are unable to attend the Annual Meeting, our Board is seeking your appointment of a proxy so that your shares of our common stock may be voted. If you vote by proxy, you will be designating Kenneth A. Berlin (our President and Chief Executive Officer) and Igor Gitelman (our Interim Chief Financial Officer and VP of Finance) as your proxies, each with the power to appoint his substitute.

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How do I vote?

Whether you hold shares directly as the stockholder of record or indirectly as the beneficial owner of shares held for you by a broker or other nominee (i.e., in “street name”), you may direct your vote without attending the Annual Meeting. You may vote by granting a proxy or, for shares you hold in street name, by submitting voting instructions to your broker or nominee. In most instances, you will be able to do this by internet, telephone or by mail. Please refer to the summary instructions below and those included on your proxy card or, for shares you hold in street name, the voting instruction card provided by your broker or nominee.

●	By Internet — If you have Internet access, you may authorize your proxy from any location in the world as directed on the proxy card, or if applicable, the voting instruction card sent to you by your broker or nominee.

●	By Telephone — If you are calling from the United States or Canada, you may authorize your proxy by following the “By Telephone” instructions on the proxy card or, if applicable, the telephone voting instructions that may be described on the voting instruction card sent to you by your broker or nominee.

●	By Mail — You may authorize your proxy by signing your proxy card and mailing it in the enclosed, postage-prepaid and addressed envelope. For shares you hold in street name, you may sign the voting instruction card included by your broker or nominee and mail it in the envelope provided.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you own as of the Record Date.

Can I change my vote after I return my proxy card?

Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of three ways:

●	You may submit another properly completed proxy bearing a later date;

●	You may send a written notice that you are revoking your proxy to Ayala Pharmaceuticals, Inc. at 9 Deer Park Drive, Suite K-1, Monmouth Junction, NJ 08852, Attention: Igor Gitelman, Interim Chief Financial Officer and VP of Finance (so long as we receive such notice no later than the close of business on the day before the Annual Meeting); or

●	You may attend the Annual Meeting and properly vote using the instructions posted at www.virtualshareholdermeeting.com/adxs2023. Simply attending the Annual Meeting will not, by itself, revoke your proxy.

If your shares are held by your broker, bank, custodian or other nominee, you should follow the instructions provided by such broker, bank, custodian or other nominee for revoking your proxy.

What if I sign and return my proxy but do not provide voting instructions?

Proxy cards or voting instruction cards that are signed, dated and returned but do not contain voting instructions will be voted:

●	“FOR” the election of each of the director nominees named in the Director Election Proposal;
●	“FOR” the Say-on-Pay Proposal;
●	“FOR” the Auditor Ratification Proposal; and
●	“FOR” the Incentive Plan Amendment Proposal.

How are votes counted?

Before the Annual Meeting, our Board will appoint one or more inspectors of election for the meeting. The inspector(s) will determine the number of shares represented at the meeting, the existence of a quorum and the validity and effect of proxies. The inspector(s) will also receive, count, and tabulate the votes and determine the results of the voting on each matter that comes before the Annual Meeting.

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Broker non-votes occur when shares are held indirectly through a broker, bank or other intermediary on behalf of a beneficial owner (referred to as held in “street name”) and the broker submits a proxy but does not vote for a matter because the broker has not received voting instructions from the beneficial owner and (i) the broker does not have discretionary voting authority on the matter or (ii) the broker chooses not to vote on a matter for which it has discretionary voting authority. Under the applicable SEC rules, brokers are permitted to exercise discretionary voting authority only on “routine” matters when voting instructions have not been timely received from a beneficial owner. Under these applicable rules, the Auditor Ratification Proposal is considered a “routine” matter. Brokers that hold your shares therefore have discretionary authority to vote your shares without receiving instructions from you on such matter, but not with respect to the other matters expected to be voted on at the Annual Meeting.

How many votes are needed to approve each proposal?

●	Director Election Proposal: To be elected under the Director Election Proposal, each director must receive “FOR” votes from a majority of the votes cast by stockholders with respect to that director’s election. Each nominee for director who is nominated to stand for reelection as director shall, as a condition to such nomination, tender an irrevocable and executed letter of resignation in advance of the Annual Meeting. If an incumbent director nominated for reelection does not receive a majority of the votes cast by stockholders with respect to his or her election, the Nominating and Corporate Governance Committee of the Board of Directors will make a recommendation to the Board of Directors as to whether to accept or reject the tendered resignation, or whether other action should be taken.

The Board of Directors will act on the tendered resignation, taking into account the Nominating and Corporate Governance Committee’s recommendation, and make public disclosure of its decision regarding the tendered resignation and the rationale behind the decision within 90 calendar days from the date of the certification of the election results. The Nominating and Corporate Governance Committee, in making its recommendation, and the Board of Directors, in making its decision, may each consider any factors or other information that they consider appropriate and relevant. The director who tenders his or her resignation will not participate in the recommendation of the Nominating and Corporate Governance Committee or the decision of the Board of Directors with respect to his or her tender of resignation, but may participate in the recommendation or the decision regarding another director’s tender of resignation.

Neither abstentions nor broker non-votes will be considered votes case on the Director Election Proposal. Thus, if a quorum is present, neither abstentions nor broker non-votes will affect the outcome of the vote on the Director Election Proposal.

●	Say-on-Pay Proposal: To be approved, the Say-on-Pay Proposal must receive “FOR” votes from a majority of the total number of shares of our common stock present at the Annual Meeting, via the live webcast or by proxy, and entitled to vote. Abstentions and broker non-votes with respect to the Say-on-Pay Proposal will be counted for purposes of establishing a quorum, but only shares as to which the holder abstains will be considered present at the Annual Meeting. Thus, abstentions will have the same practical effect as a vote “AGAINST” the Say-on-Pay Proposal. If a quorum is present, broker non-votes will not affect the outcome of the votes on the Say-on-Pay Proposal.

●	Auditor Ratification Proposal: To be approved, the Auditor Ratification Proposal must receive “FOR” votes from a majority of the total number of shares of our common stock present at the Annual Meeting, via the live webcast or by proxy, and entitled to vote. Abstentions and broker non-votes with respect to the Auditor Ratification Proposal will be counted for purposes of establishing a quorum, but only shares as to which the holder abstains will be considered present at the Annual Meeting. Thus, abstentions will have the same practical effect as a vote “AGAINST” the Auditor Ratification Proposal. If a quorum is present, broker non-votes will not affect the outcome of the votes on the Auditor Ratification Proposal.

●	Incentive Plan Amendment Proposal: To be approved, the Incentive Plan Amendment Proposal must receive “FOR” votes from a majority of the total number of shares of the Common Stock present at the Annual Meeting, via the live webcast or by proxy, and entitled to vote. Abstentions and broker non-votes with respect to the Incentive Plan Amendment Proposal will be counted for purposes of establishing a quorum, but only shares as to which the holder abstains will be considered present at the Annual Meeting. Thus, abstentions will have the same practical effect as a vote “AGAINST” the Incentive Plan Amendment Proposal. If a quorum is present, broker non-votes will not affect the outcome of the votes on the Incentive Plan Amendment Proposal.

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How can I find out the results of the voting at the Annual Meeting?

We will announce preliminary voting results at the Annual Meeting. We will also disclose voting results on a Form 8-K filed with the SEC, within four business days after the Annual Meeting.

How do I obtain a list of the Company’s stockholders?

A list of our stockholders as of the Record Date will be made available for virtual inspection upon request during normal business hours during the 10-day period prior to the Annual Meeting. To request a list of our stockholders as of the Record Date, please contact Igor Gitelman, our Interim Chief Financial Officer and VP of Finance, by telephone: 908-215-2787.

Who will solicit proxies on behalf of the Board?

Our Board is asking you to give your proxy to Kenneth A. Berlin, President and Chief Executive Officer, and Igor Gitelman, Interim Chief Financial Officer and VP of Finance. Giving your proxy to Mr. Berlin and Mr. Gitelman means that you authorize them, or their duly appointed substitutes, to vote your shares at the Annual Meeting in accordance with your instructions. All valid proxies received prior to the Annual Meeting will be voted. All shares represented by a proxy will be voted, and where a stockholder specifies by means of the proxy a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the specification so made. If no choice is indicated on the proxy, then the shares will be voted in accordance with the Board’s recommendations.

Proxies may be solicited on behalf of the Board, without additional compensation, by the Company’s directors and certain executive officers or employees of the Company.

Who is paying for this proxy solicitation?

We will pay the cost of soliciting proxies. Our directors, officers and other employees, without additional compensation, may solicit proxies personally or in writing, by telephone, e-mail, or otherwise. We are required to request that any brokers, trustees and other nominees who hold shares in their names furnish our proxy materials to the beneficial owners of the shares, and we must reimburse these brokers, trustees and other nominees for the expenses of doing so in accordance with statutory fee schedules.

Are there any recent developments relevant to this proxy statement?

On October 18, 2022, we entered into an Agreement and Plan of Merger (the “Merger Agreement”), by and among ourselves (then known as Advaxis, Inc.), Old Ayala, Inc., a Delaware corporation (then known as Ayala Pharmaceuticals, Inc.), and Doe Merger Sub, Inc. (“Merger Sub”), a Delaware corporation and our wholly-owned subsidiary. On January 19, 2023, pursuant to the Merger Agreement, Merger Sub merged with and into Old Ayala, Inc., with Old Ayala, Inc. continuing as the surviving company and our wholly-owned subsidiary.

The Merger Agreement and additional information on the details of the Merger may be found in our Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on October 19, 2022.

For accounting purposes, the Merger was treated as a “reverse acquisition” and Old Ayala, Inc. was considered the accounting acquirer. Accordingly, Old Ayala, Inc. is reflected as the predecessor and acquirer in our financial statements for periods ending after December 31, 2022.

On January 28, 2023, we changed our fiscal year end from October 31 to December 31.

Whom should I contact if I have any questions?

If you have any questions about the Annual Meeting, these proxy materials or your ownership of our common stock, please contact Igor Gitelman, our Interim Chief Financial Officer and VP of Finance, by mail at Ayala Pharmaceuticals, Inc., 9 Deer Park Drive, Suite K-1, Monmouth Junction, NJ 08852, or by telephone: 908-215-2787.

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DIRECTOR ELECTION PROPOSAL

Election of Directors

Our By-Laws provide that the number of directors is to be no less than one and no more than nine and shall be fixed by action of the directors. Currently, our Board of Directors consists of seven members. Each director will hold office until the next annual meeting of stockholders and until his successor is duly elected and qualified, subject to his earlier resignation or removal. For information regarding the independence of our directors, see “Corporate Governance Matters — Director Independence” elsewhere in this Proxy Statement.

Unless otherwise instructed, the persons named in the proxy will vote to elect the seven nominees named below as directors. Although the Board does not contemplate that any of the nominees will be unavailable to serve as a director, should any unexpected vacancies occur, the enclosed proxy will be voted for such substituted nominees, if any, as may be designated by the Board. In no event will the proxy be voted for more than seven directors.

Information about the Nominees for Director

The following nominees have been recommended by our Board. Each of the nominees is one of our current directors. The experience, qualifications, attributes and skills set in the final sentence of the paragraph describing each nominee’s biography have led our Board of Directors to conclude that these nominees should serve as members of our Board.

Name	Age	Position
Dr. David Sidransky	63	Chairman of our Board of Directors
Dr. Vered Bisker-Leib	52	Vice Chairman of our Board of Directors
Roni A. Appel	56	Director
Kenneth Berlin	58	President and Chief Executive Officer, Director
Dr. Robert Spiegel	74	Director
Murray Goldberg	78	Director
Dr. Samir N. Khleif	60	Director

In connection with the Merger, our former directors, Dr. James Patton and Mr. Richard Berman, stepped down from the Board and were replaced by Dr. Vered Bisker-Leib, Murray A. Goldberg and Dr. Robert Spiegel.

Current Directors

Dr. David Sidransky. Dr. Sidransky currently serves as the Chairman of our Board of Directors and has served as a member of our Board of Directors since July 2013. He is a renowned oncologist and research scientist named and profiled by TIME magazine in 2001 as one of the top physicians and scientists in America, recognized for his work with early detection of cancer. Since 1994, Dr. Sidransky has been the Director of the Head and Neck Cancer Research Division and Professor of Oncology, Otolaryngology, Genetics, and Pathology at Johns Hopkins University School of Medicine. He has served as Chairman or Lead of the Board of Directors of Champions Oncology since October 2007 and was a director and Vice-Chairman of ImClone Systems until its merger with Eli Lilly Inc. He is the Chairman of Tamir Biotechnology and Ayala and serves on the Board of Directors of Galmed and Orgenesis. He has served on scientific advisory boards of MedImmune, Roche, Amgen, and Veridex, LLC (a Johnson & Johnson diagnostic company), among others. Dr. Sidransky served as Director (2005-2008) of the American Association for Cancer Research (AACR). He earned his B.S. from Brandeis University and his Medical Doctorate from Baylor College of Medicine. Dr. Sidransky’s experience in life science companies, as well as his scientific knowledge, qualify him to service as our director and non-executive chairman.

Vered Bisker-Leib, Ph.D., M.B.A. Dr. Bisker-Leib has served as a member of our Board of Directors since January 2023. Dr. Bisker-Leib also served on the board of Old Ayala, Inc. from August 2023 to December 2022. Dr. Bisker-Leib is the President and Chief Operating Officer of Compass Therapeutics, Inc. where she has been a member of the executive leadership team since November 2017. Prior to Compass, Dr. Bisker-Leib advised Atlas Ventures portfolio companies as an entrepreneur-in-residence from November 2016 to November 2017. Previously, as the Chief Business Officer of Cydan Development, Inc. from October 2014 to October 2016, Dr. Bisker-Leib founded biotech companies focused on therapies addressing rare diseases, including Imara Inc. Dr. Bisker-Leib was a member of BMS’ strategic transactions group where she assumed roles of increasing responsibility across five therapeutic areas, most recently as an Executive Director and Global Head of business development for the cardiovascular and metabolic franchises. Dr. Bisker-Leib received a Ph.D. in Chemical Engineering and an M.B.A. from the University of Massachusetts, Amherst. Dr. Bisker-Leib has a B.Sc. in Chemical Engineering from the Israel Institute of Technology, Haifa. We believe that Dr. Bisker-Leib’s extensive experience in the life-science industry qualifies her to serve on our board of directors.

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Roni A. Appel. Mr. Appel has served as a member of our Board of Directors since November 2004. He was our President and Chief Executive Officer from January 1, 2006 until December 2006 and Secretary and Chief Financial Officer from November 2004 to September 2006. From December 15, 2006 to December 2007, Mr. Appel served as a consultant to us. Mr. Appel currently is a self-employed consultant and the Co-Founder and President of Spirify Pharma Inc. Previously, he served as Chief Executive Officer of Anima Biotech Inc., from 2008 through January 31, 2013. From 1999 to 2004, he was a partner and managing director of LV Equity Partners (f/k/a LibertyView Equity Partners). From 1998 until 1999, he was a director of business development at Americana Financial Services, Inc. From 1994 to 1996, he worked as an attorney. Mr. Appel holds an M.B.A from Columbia University (1998) and an LL.B. from Haifa University (1994). Mr. Appel’s longstanding service with us and his entrepreneurial investment career in early-stage biotech businesses qualify him to serve as our director.

Kenneth Berlin. Mr. Berlin has served as our President and Chief Executive Officer and a member of our Board of Directors since April 2018. Mr. Berlin served as our Interim Chief Financial Officer from September 2020 to May 2022. Prior to joining Advaxis, Mr. Berlin served as President and Chief Executive Officer of Rosetta Genomics from November 2009 until April 2018. Prior to Rosetta Genomics, Mr. Berlin was Worldwide General Manager at cellular and molecular cancer diagnostics developer Veridex, LLC, a Johnson & Johnson company. At Veridex he grew the organization to over 100 employees, launched three cancer diagnostic products, led the acquisition of its cellular diagnostics partner, and delivered significant growth in sales as Veridex transitioned from an R&D entity to a commercial provider of oncology diagnostic products and services. Mr. Berlin joined Johnson & Johnson in 1994 and served as corporate counsel for six years. From 2001 until 2004 he served as Vice President, Licensing and New Business Development in the pharmaceuticals group, and from 2004 until 2007 served as Worldwide Vice President, Franchise Development, Ortho-Clinical Diagnostics. Mr. Berlin holds an A.B. degree from Princeton University and a J.D. from the University of California Los Angeles School of Law. Mr. Berlin’s experience in life science companies, as well as his business experience in general, qualify him to service as our director.

Robert Spiegel, M.D., F.A.C.P. Dr. Spiegel has served as a member of our Board of Directors since January 2023. Dr. Spiegel also served on the board of Old Ayala, Inc. from December 2017 to December 2022. Since 2012, Dr. Spiegel has served as an Associate Professor at the Weill Cornell Medical School. In addition, Dr. Spiegel has served as a Senior Advisor to Warburg Pincus, a private equity firm, and an Advisor to the Israel Biotech Fund, a venture investment fund since 2010 and 2016, respectively. Prior to these positions, Dr. Spiegel served as Chief Medical Officer of PTC Therapeutics, Inc., a biopharmaceutical company, from March 2011 to April 2016. Prior to his time at PTC Therapeutics, Dr. Spiegel held various management positions at Schering-Plough Corporation, a global healthcare company, including as Chief Medical Officer and Senior Vice President of the Schering-Plough Research Institute, the pharmaceutical research arm of the Schering-Plough Corporation from 1998 to 2009. Dr. Spiegel is currently a member of the board of directors of Geron Corporation and Cyclacel Pharmaceuticals, Inc., biopharmaceutical company, since 2010 and 2018, respectively. Dr. Spiegel has previously served as a member of the board of directors for Sucampo Pharmaceuticals, Inc., a biopharmaceutical company, Edge Therapeutics, Inc., a biotechnology company, Avior Computing Corporation, a privately-held governance risk and compliance process technology company, Talon Therapeutics, Inc., a biopharmaceutical company, Capstone Therapeutics Corp., a biotechnology company, the Cancer Institute of New Jersey and Cancer Care New Jersey. Dr. Spiegel received a B.A. in 1971 from Yale University and an M.D. from the University of Pennsylvania in 1975. Following his residency in internal medicine, Dr. Spiegel completed a fellowship in medical oncology at the National Cancer Institute. We believe that Dr. Spiegel’s extensive medical and scientific knowledge as well as his experience in the life science industry qualifies him to serve on our board of directors.

Murray A. Goldberg, M.B.A. Mr. Goldberg has served as a member of our Board of Directors since January 2023. Mr. Goldberg also served on the board of Old Ayala, Inc. from December 2017 to December 2022. Mr. Goldberg held various management positions at Regeneron Pharmaceuticals, Inc., a biopharmaceutical company, from March 1995 to March 2015, including as Senior Vice President of Administration and Assistant Secretary from October 2013 to March 2015, as Chief Financial Officer and Senior Vice President, Finance and Administration and Assistant Secretary from March 1995 to October 2013 and as Treasurer from March 1995 to October 2012. Mr. Goldberg previously served on the boards of directors of Aerie Pharmaceuticals Inc., a biopharmaceutical company, from August 2013 to June 2020, where he also served as the chairman of its audit committee, and Teva Pharmaceuticals Industries Ltd. from July 2017 to June 2020. Mr. Goldberg received a B.S. in Engineering from New York University, a Master’s degree in International Economics from the London School of Economics and an M.B.A. from the University of Chicago. We believe that Mr. Goldberg is qualified to serve on our board of directors because of his broad financial, operational and transactional experience in the industry.

Dr. Samir N. Khleif. Dr. Khleif has served as a member of our Board of Directors since October 2014. He currently serves as the Director of the State of Georgia Cancer Center, Georgia Regents University Cancer Center and the Cancer Service Line. Dr. Khleif was formerly Chief of the Cancer Vaccine Section at the NCI, and also served as a Special Assistant to the Commissioner of the FDA leading the Critical Path Initiative for oncology. Dr. Khleif is a Georgia Research Alliance Distinguished Cancer Scientist and Clinician and holds a professorship in Medicine, Biochemistry and Molecular Biology, and Graduate Studies at Georgia Regents University. Dr. Khleif’s research program at Georgia Regents University Cancer Center focuses on understanding the mechanisms of cancer-induced immune suppression, and utilizing this knowledge for the development of novel immune therapeutics and vaccines against cancer. His research group designed and performed some of the first cancer vaccine clinical trials targeting specific genetic changes in cancer cells. He led many national efforts and committees on the development of biomarkers and integration of biomarkers in clinical trials, including the AACR-NCI-FDA Cancer Biomarker Collaborative and the ASCO Alternative Clinical Trial Design. Dr. Khleif is the author of many book chapters and scientific articles on tumor immunology and biomarkers process development, and he is the editor for two textbooks on cancer therapeutics, tumor immunology, and cancer vaccines. Dr. Khleif was inducted into the American Society for Clinical Investigation, received the National Cancer Institute’s Director Golden Star Award, the National Institutes of Health Award for Merit, the Commendation Medal of the US Public Health Service, and he was recently appointed to the Institute of Medicine National Cancer Policy Forum. Dr. Khleif’s distinguished career as well as his extensive expertise in vaccines and immunotherapies qualify him to serve as our director.

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Director Independence

Each of our incumbent non-employee directors is independent in accordance with the definition set forth in the OTCQX® Rules for U.S. Companies. Each nominated member of each of our Board committees is an independent director under the OTCQX® rules applicable to such committees. The Board considered the information included in transactions with related parties as outlined below along with other information the Board considered relevant, when considering the independence of each director.

Board Meetings and Committee Meetings; Attendance

All directors who served as directors at the time attended our 2022 Annual Meeting of Stockholders. Directors are expected, but not required, to attend the annual meeting of stockholders. We will encourage, but will not require, our directors to attend the Annual Meeting. Each director attended at least seventy-five percent (75%) of the aggregate of: (1) the total number of Board meetings; and (2) the total number of meetings of the committee(s) of which they were a member, if any. Our Board holds meetings at least quarterly. Our Board held 28 meetings during our fiscal year ended December 31, 2022, 25 of which were regularly scheduled and three of which were special meetings.

Board Committees

Presently, the Board has the following standing committees: Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee and the Research and Development Committee. Each of the standing committees is comprised solely of independent directors.

Audit Committee

The Audit Committee of our Board of Directors is currently composed of three directors, all of whom satisfy the independence and other standards for Audit Committee members under the OTCQX® Rules for U.S. Companies and the Exchange Act rules. The Audit Committee is responsible for recommending the engagement of auditors to the full Board, reviewing the results of the audit engagement with the independent registered public accounting firm, identifying irregularities in the management of our business in consultation with our independent accountants, and suggesting an appropriate course of action, reviewing the adequacy, scope, and results of the internal accounting controls and procedures, reviewing the degree of independence of the auditors, as well as the nature and scope of our relationship with our independent registered public accounting firm, and reviewing the auditors’ fees. Prior to the Merger, the Audit Committee was composed of Messrs. Berman and Appel and Dr. Patton, with Mr. Berman serving as the Audit Committee’s financial expert as defined under Item 407 of Regulation S-K. Following the Merger, the Audit Committee is comprised of Mr. Goldberg, Mr. Appel and Dr. Bisker-Leib, with Mr. Goldberg serving as the Audit Committee’s financial expert as defined under Item 407 of Regulation S-K.

The Audit Committee held four meetings during our fiscal year ended December 31, 2022.

The Audit Committee operates under a written Audit Committee Charter, which is available to stockholders on our website at https://ir.ayalapharma.com/corporate-governance/documents-charters.

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Compensation Committee

The Compensation Committee of our Board of Directors as of October 31, 2022 consisted of Mr. Berman, and Drs. Khleif and Sidransky. The Compensation Committee determines the salaries, bonuses, and incentive and equity compensation of our officers subject to applicable employment agreements, provides recommendations for the salaries and incentive compensation of our other employees and consultants, and reviews and oversees our compensation programs and policies generally. For executives other than the Chief Executive Officer, the Compensation Committee receives and considers performance evaluations and compensation recommendations submitted to the Committee by the Chief Executive Officer. In the case of the Chief Executive Officer, the evaluation of his performance is conducted by the Compensation Committee, which determines any adjustments to his compensation as well as awards to be granted. The agenda for meetings of the Compensation Committee is usually determined by its Chairman, with the assistance of the Company’s Chief Executive Officer. Following the Merger, the Compensation Committee is comprised of Mr. Appel, Dr. Bisker-Leib and Dr. Sidransky.

The Compensation Committee held one meeting during our fiscal year ended December 31, 2022.

The Compensation Committee operates under a written Compensation Committee Charter, which is available to stockholders on our website at https://ir.ayalapharma.com/corporate-governance/documents-charters.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee of our Board of Directors as of October 31, 2022 consisted of Mr. Berman, and Drs. Patton, Khleif and Sidransky. The functions of the Nominating and Corporate Governance Committee include identifying and recommending to the Board individuals qualified to serve as members of the Board and on the committees of the Board, advising the Board with respect to matters of board composition, procedures and committees, developing and recommending to the Board a set of corporate governance principles applicable to us and overseeing corporate governance matters generally including review of possible conflicts and transactions with persons affiliated with directors or members of management, and overseeing the annual evaluation of the Board and our management. Following the Merger, the Nominating and Governance Committee is comprised of Drs. Sidransky, Spiegel and Khleif.

The Nominating and Governance Committees held one meeting during our fiscal year ended December 31, 2022.

The Nominating and Corporate Governance Committee operates under a written Nominating and Corporate Governance Committee Charter, which is available to stockholders on our website at https://ir.ayalapharma.com/corporate-governance/documents-charters.

Nominating and Corporate Governance Committee will consider director candidates recommended by eligible stockholders. Stockholders may recommend director nominees for consideration by the Nominating and Corporate Governance Committee by writing to the Nominating and Corporate Governance Committee, Attention: Chairman, Ayala Pharmaceuticals, Inc., 9 Deer Park Drive, Suite K-1, Monmouth Junction, NJ 08852. Any recommendations for director made to the Nominating and Corporate Governance Committee should include the nominee’s name and qualifications for membership on our Board and must include the information required pursuant to the By-Laws with respect to the nominating stockholder and the director nominee.

The Company must receive the written nomination for an annual meeting not less than 90 days and not more than 120 days prior to the first anniversary of the previous year’s annual meeting of stockholders, or, if no annual meeting was held the previous year or the date of the annual meeting is advanced more than 30 days before or delayed more than 60 days after the anniversary date, we must receive the written nomination not later than the later of 90 days prior to such annual meeting or the close of business on the tenth day following the day on which public announcement of the date of such annual meeting is made by the Company.

The Nominating and Corporate Governance Committee expects, as minimum qualifications, that nominees to our Board of Directors (including incumbent directors) will enhance our Board of Director’s management, finance and/or scientific expertise, will not have a conflict of interest and will have a high ethical standard. A director nominee’s knowledge and/or experience in areas such as, but not limited to, the medical, biotechnology, or life sciences industry, equity and debt capital markets and financial accounting are likely to be considered both in relation to the individual’s qualification to serve on our Board of Directors and the needs of our Board of Directors as a whole. Other characteristics, including but not limited to, the director nominee’s material relationships with us, time availability, service on other boards of directors and their committees, or any other characteristics that may prove relevant at any given time as determined by the Nominating and Corporate Governance Committee shall be reviewed for purposes of determining a director nominee’s qualification.

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Candidates for director nominees are evaluated by the Nominating and Corporate Governance Committee in the context of the current composition of our Board, our operating requirements and the long-term interests of our stockholders. The Nominating and Corporate Governance Committee then uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. The Nominating and Corporate Governance Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of our Board. In the case of incumbent directors whose terms of office are set to expire, the Nominating and Corporate Governance Committee reviews such directors’ overall service to us during their term, including the number of meetings attended, level of participation, quality of performance, and any other relationships and transactions that might impair such directors’ independence. The Nominating and Corporate Governance Committee meets to discuss and consider such candidates’ qualifications and then selects a nominee for recommendation to our Board by majority vote. To date, the Nominating and Corporate Governance Committee has not paid a fee to any third party to assist in the process of identifying or evaluating director candidates.

In identifying candidates for membership on the Board, the Nominating and Corporate Governance Committee takes into account all factors it considers appropriate and will seek to ensure that its membership consists of sufficiently diverse backgrounds, meaning a mix of backgrounds and experiences that will enhance the quality of the Board’s deliberations and decisions. In considering candidates for the Board, the independent directors will consider, among other factors, diversity with respect to viewpoints, skills, experience and other demographics. In February 2020, the Nominating and Corporate Governance Committee instituted a policy whereby diversity, including diversity of gender, origin and background, became a key consideration when identifying candidates for membership on the Board. The Nominating and Corporate Governance Committee also may consider the extent to which the candidate would fill a present need on the Board.

Research and Development Committee

The Research and Development Committee was established in August 2013 with the purpose of providing advice and guidance to the Board on scientific and medical matters and development. The Research and Development Committee as of October 31, 2022 consisted of Drs. Sidransky, Khleif and Patton. The functions of the Research and Development Committee include providing advice and guidance to the Board on scientific matters and providing advice and guidance to the Board on medical matters. Following the Merger, the Nominating and Governance Committee is comprised of Drs. Khleif, Sidransky and Spiegel.

The Research and Development Committee held one meeting during our fiscal year ended December 31, 2022.

Board Leadership Structure

On May 27, 2015, David Sidransky was appointed Chairman and continues to serve as Chairman. Dr. Sidransky’s experience in life science companies, as well as his scientific knowledge, his history with our Company and his own history of innovation and strategic thinking, qualify him to serve as our Chairman. Additionally, on April 23, 2018, Kenneth Berlin was appointed President and Chief Executive Officer and named a member of the Board of Directors. Mr. Berlin’s knowledge of industry standards and his experience in industry operations, and his leadership experience complements Dr. Sidransky’s scientific knowledge.

While we do not have a formal policy regarding the separation of our principal executive officer and chairman of our Board, we believe the current structure is in the best interest of the Company at this time. Further, this structure demonstrates to our employees, customers and stockholders that we are under strong leadership, with multiple skills and sets the tone for managing our operations. This leadership structure promotes strategic development and execution, timely decision-making and effective management of our resources. We believe that we are well-served by this structure.

Code of Ethics

We have adopted a Code Business Conduct and Ethics that applies to our employees, senior management and Board of Directors, including the Chief Executive Officer and Chief Financial Officer. The Code of Business Conduct and Ethics is available on our website at https://ir.ayalapharma.com/corporate-governance/documents-charters.

Risk Oversight

The Board has an active role in overseeing our risk management and is responsible for discussing with management and the independent auditors our major financial risk exposures, the guidelines and policies by which risk assessment and management is undertaken, and the steps management has taken to monitor and control risk exposure. The Board regularly engages in discussions of the most significant risks that we are facing and how those risks are being managed. The Board believes that its work and the work of the Chairman and the principal executive officer, enables the Board to effectively oversee our risk management function.

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Stockholder Communications to the Board

Stockholders may contact an individual director, the Board as a group, or a specified Board committee or group, including the non-employee directors as a group, by writing to the following address:

Ayala Pharmaceuticals, Inc.

9 Deer Park Drive, Suite K-1

Monmouth Junction, NJ 08852

Attn: Board of Directors

Each communication should specify the applicable addressee or addressees to be contacted as well as the general topic of the communication. We will initially receive and process communications before forwarding them to the addressee. We generally will not forward to the directors a stockholder communication that we determine to be primarily commercial in nature or relates to an improper or irrelevant topic, or that requests general information about us.

Compensation Committee Interlocks and Insider Participation

Currently, the Compensation Committee consists of Mr. Appel, Dr. Bisker-Leib and Dr. Sidransky. No member of the Compensation Committee was an officer or employee of the Company during the last fiscal year, or had any relationship with the Company requiring disclosure under Item 404 of Regulation S-K. No executive officer of the Company served as a member of the board of directors or compensation committee of another entity, one of whose executive officers served on the Company’s Compensation Committee or Board of Directors.

Certain Relationships and Related Transactions

Our policy is to enter into transactions with related parties on terms that, on the whole, are no more favorable, or no less favorable, than those available from unaffiliated third parties. Based on our experience in the business sectors in which we operate and the terms of our transactions with unaffiliated third parties, we believe that all transactions that we enter will meet this policy standard at the time they occur. Presently, we have no such related party transactions.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information regarding the beneficial ownership of our common stock by (a) each person who is known to us to be the owner of more than five percent (5%) of our common stock, (b) each of our directors, (c) each of the named executive officers, and (d) all directors and executive officers and executive employees as a group. For purposes of the table, a person or group of persons is deemed to have beneficial ownership of any shares that such person has the right to acquire within 60 days of June 6, 2023. The percentage of ownership is based on 4,838,321 shares outstanding as of June 6, 2023. Unless otherwise indicated by footnote, the address for each of the beneficial owners set forth in the table below is c/o Ayala Pharmaceuticals, Inc., 9 Deer Park Drive, Suite K-1, Monmouth Junction, NJ 08852. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to applicable community property laws. The beneficial ownership of our common stock will remain unchanged following the completion of this offering.

Name of Beneficial Owner	Total # of Shares Beneficially Owned	Percentage of Ownership
Kenneth Berlin (1)	2,413	*	%
Igor Gitelman (2)	417	*	%
David Sidransky (3)	5,449	*	%
Roni Appel (4)	558	*	%
Vered Bisker-Leib (5)	3,935	*	%
Murray A. Goldberg (6)	7,963	*	%
Samir N. Khleif (7)	502	*	%
Robert Spiegel (8)	7,963	*	%
Andres Gutierrez (9)	1,297	*	%
All Current Directors and Officers as a Group (9 People) (10)	30,497	*	%

*Constitutes less than 1% of our outstanding Common Stock.

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(1)	Represents 271 issued shares of our Common Stock, and options to purchase 2,142 shares of our Common Stock exercisable within 60 days.

(2)	Represents options to purchase 417 shares of our Common Stock exercisable within 60 days.

(3)	Represents 343 issued shares of our Common Stock, and options to purchase 5,106 shares of our Common Stock exercisable within 60 days.

(4)	Represents 133 issued shares of our Common Stock, and options to purchase 401 shares of our Common Stock exercisable within 60 days and warrants to purchase 24 shares of our Common Stock exercisable within 60 days.

(5)	Represents options to purchase 3,935 shares of our Common Stock exercisable within 60 days.

(6)	Represents options to purchase 7,963 shares of our Common Stock exercisable within 60 days.

(7)	Represents 59 issued shares of our Common Stock, and options to purchase 443 shares of our Common Stock exercisable within 60 days.

(8)	Represents options to purchase 7,963 shares of our Common Stock exercisable within 60 days.

(9)	Represents 47 issued shares of our Common Stock, and options to purchase 1,250 shares of our Common Stock exercisable within 60 days.

(10)	Represents 853 issued shares of our Common Stock, and options to purchase 29,620 shares of our Common Stock exercisable within 60 day and warrants to purchase 24 shares of our Common Stock exercisable within 60 days.

Non-Employee Director Compensation

For our fiscal year ended December 31, 2022, non-employee directors received an annual cash retainer of $50,000 for Board services, and the Chairman of the Board and the Vice Chairman of the Board received larger annual cash retainers of $80,000 and $65,000, respectively. Non-employee directors received additional annual retainers for serving on Board committees, as follows: $15,000 for Audit Committee Chair; $15,000 for Compensation Committee Chair; $7,500 for Audit Committee member; $7,500 for Compensation Committee member; $10,000 for Nominating and Corporate Governance Chair; $10,000 for Research and Development Chair; $5,000 for Nominating and Corporate Governance member; $5,000 for Research and Development member. The Compensation Committee annually reviews and makes recommendations to the Board regarding compensation and benefits for non-employee directors. As part of its annual review, the Compensation Committee regularly engages an independent compensation consultant to provide competitive market data and advice regarding non-employee director compensation.

The table below summarizes the compensation that was earned by our non-employee directors for our fiscal year ended December 31, 2022. None of Dr. Bisker-Leib, Mr. Goldberg or Dr. Spiegel received any compensation from us during such year.

Name	Fees Earned or Paid in Cash ($) (1)	Option Awards ($)	Total ($)
Dr. David Sidransky	105,000	-	105,000
Dr. James Patton	87,500	-	87,500
Roni A. Appel	62,500	-	62,500
Richard J. Berman	72,500	-	72,500
Dr. Samir N. Khleif	67,500	-	67,500

(1)	Represents the annual retainers paid in cash for director services in fiscal year 2022.

Vote Required

To be elected under the Director Election Proposal, each director must receive “FOR” votes from a majority of the votes cast by stockholders with respect to that director’s election. Each nominee for director who is nominated to stand for reelection as director shall, as a condition to such nomination, tender an irrevocable and executed letter of resignation in advance of the Annual Meeting. If an incumbent director nominated for reelection does not receive a majority of the votes cast by stockholders with respect to his or her election, the Nominating and Corporate Governance Committee of the Board of Directors will make a recommendation to the Board of Directors as to whether to accept or reject the tendered resignation, or whether other action should be taken.

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The Board of Directors will act on the tendered resignation, taking into account the Nominating and Corporate Governance Committee’s recommendation, and make public disclosure of its decision regarding the tendered resignation and the rationale behind the decision within 90 calendar days from the date of the certification of the election results. The Nominating and Corporate Governance Committee, in making its recommendation, and the Board of Directors, in making its decision, may each consider any factors or other information that they consider appropriate and relevant. The director who tenders his or her resignation will not participate in the recommendation of the Nominating and Corporate Governance Committee or the decision of the Board of Directors with respect to his or her tender of resignation, but may participate in the recommendation or the decision regarding another director’s tender of resignation.

Neither abstentions nor broker non-votes will be considered votes case on the Director Election Proposal. Thus, if a quorum is present, neither abstentions nor broker non-votes will affect the outcome of the vote on the Director Election Proposal.

The Board of Directors unanimously recommends a vote “FOR” each of the director nominees under the Director Election Proposal.

SAY-ON-PAY PROPOSAL

Advisory (Non-Binding) Resolution Regarding the Compensation of our Named Executive Officers

Under the Dodd-Frank Wall Street Reform and Consumer Protection Act, or the Dodd-Frank Act, and Section 14A of the Exchange Act, our stockholders are entitled to vote to approve, on an advisory (non-binding) basis, the compensation of our Named Executive Officers as disclosed in this Proxy Statement in accordance with the Securities and Exchange Commission’s rules.

Our executive compensation programs are designed to retain and incentivize the high-quality executives whose efforts are key to our long-term success. Under these programs, our Named Executive Officers are rewarded on the basis of individual and corporate performance measured against established corporate and strategic goals. Please read the section of this Proxy Statement under the heading “Executive Officers and Executive Officer Compensation – Executive Compensation” for additional details about our executive compensation programs, including information about the compensation of our Named Executive Officers for the period ended December 31, 2022.

The Compensation Committee of our Board of Directors continually reviews the compensation programs for our Named Executive Officers to ensure they achieve the desired goals of aligning our executive compensation structure with our stockholders’ interests and current market practices.

We are asking our stockholders to indicate their support for our Named Executive Officer compensation as described in this Proxy Statement. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our Named Executive Officers’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our Named Executive Officers and the philosophy, policies and practices described in this Proxy Statement. Accordingly, we are asking our stockholders to cast a non-binding advisory vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the stockholders of Ayala Pharmaceuticals, Inc. approve, on an advisory basis, the compensation of the named executive officers, as disclosed in Ayala Pharmaceuticals, Inc.’s Proxy Statement for the 2023 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the summary compensation table and the other related tables and disclosure.”

The say-on-pay vote is advisory, and therefore not binding on the Company, the Compensation Committee or our Board of Directors. Nevertheless, our Board of Directors and our Compensation Committee value the opinions of our stockholders, whether expressed through this vote or otherwise, and accordingly, the Board and Compensation Committee intend to consider the results of this vote among the many factors they consider in making determinations in the future regarding executive compensation arrangements.

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Vote Required

To be approved, the Say-on-Pay Proposal must receive “FOR” votes from a majority of the total number of shares of our common stock present at the Annual Meeting, in person or by proxy, and entitled to vote. Abstentions and broker non-votes with respect to the Say-on-Pay Proposal will be counted for purposes of establishing a quorum, but only shares as to which the holder abstains will be considered present at the Annual Meeting. Thus, abstentions will have the same practical effect as a vote against the Say-on-Pay Proposal. If a quorum is present, broker non-votes will not affect the outcome of the votes on the Say-on-Pay Proposal.

The Board of Directors unanimously recommends a vote “FOR” the Say-on-Pay Proposal relating to the advisory vote on executive compensation.

EXECUTIVE OFFICERS AND EXECUTIVE OFFICER COMPENSATION

Executive Officers

The following table provides information on our current executive officers.

Name	Age	Position
Kenneth Berlin	58	President and Chief Executive Officer
Igor Gitelman	47	Interim Chief Financial Officer and Vice President of Finance
Andres Gutierrez	62	Chief Medical Officer and Executive Vice President

Kenneth Berlin. Mr. Berlin’s biography appears on page 7.

Igor Gitelman. Mr. Gitelman has served as the Company’s Interim Chief Financial Officer since May of 2022, VP of Finance since November 2020 and Chief Accounting Officer since February 2021. Before joining the Company, Mr. Gitelman served as CFO Executive Financial Consultant for Accu Reference Medical Labs, a clinical diagnostic laboratory. Before that, from February 2017 through November 2018, Mr. Gitelman served as a chief accounting officer of Cancer Genetics, Inc., a drug discovery, preclinical oncology, and immuno-oncology services company. Prior to that, Mr. Gitelman served as an Assistant to Vice President (AVP) of Finance and Tax at clinical diagnostic laboratory, BioReference Laboratories, Inc., from October 2005 to October 2016. During this time at BioReference Laboratories, Inc., Mr. Gitelman held various positions of increasing responsibility managing the company’s internal audit function, SEC financial reporting, tax and corporate finance functions.

Andres Gutierrez, M.D., Ph.D. Dr. Gutierrez has served as our Executive Vice President and Chief Medical Officer since April 2018. Prior to joining Advaxis, Dr. Gutierrez served as Chief Medical Officer for Oncolytics Biotech, Inc. from November 2016 to April 2018. Prior to Oncolytics, Dr. Gutierrez was Chief Medical Officer at SELLAS Life Sciences Group from November 2015 to September 2016 and was Medical Director, Early Development Immuno-Oncology at Bristol-Myers Squibb from October 2012 to November 2015, where he oversaw the development of translational and clinical development of immuno-oncology programs in solid tumors and hematological malignancies. Earlier, Dr. Gutierrez was Medical Director for several biotechnology companies, including Sunesis Pharmaceuticals, BioMarin Pharmaceutical, Proteolix and Oculus Innovative Sciences, leading key programs with talazoparib and carfilzomib, among others. Prior to Oculus, he served as Director of the Gene & Cell Therapy Unit at the National Institutes of Health in Mexico City and as a consultant physician at the Hospital Angeles del Pedregal.

Executive Compensation

The Compensation Committee of the Board has responsibility for establishing, implementing and continually monitoring adherence with the Company’s compensation philosophy. The Compensation Committee seeks to ensure that the total compensation paid to the executives is fair, reasonable and competitive. Our named executive officers for our fiscal year ended December 31, 2022 are Mr. Berlin, Mr. Gitelman and Dr. Gutierrez.

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The following table summarizes all compensation for the period from November 1, 2022 through December 31, 2022, and each of the twelve month periods ended October 31, 2022 and 2021 (our two prior fiscal years) awarded to, earned by or paid to our Named Executive Officers.

Summary Compensation Table

Name and Principal Position	Fiscal Year(1)	Salary	Bonus	Stock Award(s)	Option Award(s) (2)	All Other Compensation (3)	Total

Kenneth Berlin	Stub	$107,095	$-	-	$-	$4,539	$111,634
President, Chief Executive Officer	2022	$643,427	$-	-	$-	$60,341	$703,768
	2021	$569,670	$-	-	$-	$55,728	$625,398

Igor Gitelman	Stub	$48,865	$-	-	$-	$6,310	$55,175
Interim Chief Financial Officer	2022	$299,985	$-	-	$-	$42,224	$342,209
and Vice President of Finance	2021	$259,135	$-	-	$15,777	$38,733	$313,645

Andres Gutierrez	Stub	$82,380	$-	-	$-	$9,605	$91,985
Senior VP, Chief Medical Officer	2022	$494,944	$-	-	$-	$38,683	$533,627
	2021	$438,208	$-	-	$-	$33,824	$472,032

(1)	As required by applicable SEC rules, the “Stub” period is from November 1, 2022 through December 31, 2022. Fiscal years 2022 and 2021 represent our prior fiscal years ended October 31, 2022, which occurred prior to the change of our fiscal year end from October 31 to December 31.

(2)	Reflects the aggregate grant date fair value of stock options determined in accordance with FASB ASC Topic 718. The assumptions used in determining the grant date fair values of the stock options are set forth in Note 7 to the Company’s financial statements.

(3)	All Other Compensation is more fully described in the table under “All Other Compensation – Supplemental” below.

All Other Compensation – Supplemental

Name and Principal Position	Fiscal Year	Health Insurance Premiums $	Life and AD&D Insurance $	Matching Contributions to 401(k) Plan $	Other $	Total $

Kenneth Berlin	Stub	3,472	110	865	92	4,539
President, Chief Executive Officer	2022	35,179	536	24,026	600	60,341
	2021	32,526	696	21,906	600	55,728

Igor Gitelman	Stub	6,108	110	-	92	6,310
Interim Chief Financial Officer and	2022	35,179	536	5,909	600	42,224
Vice President of Finance	2021	29,442	665	8,049	577	38,733

Andres Gutierrez	Stub	6,108	110	3,295	92	9,605
Senior VP, Chief Medical Officer	2022	35,179	536	2,368	600	38,683
	2021	32,526	698	-	600	33,824

Employment Agreements with Named Executive Officers

The Company appointed Mr. Berlin as President and Chief Executive Officer, effective April 23, 2018. The Company and Mr. Berlin entered into an employment agreement, effective April 23, 2018, which provides for an initial three-year term, after which it will be automatically renewed for one-year periods, unless otherwise terminated by either party upon ninety (90) days’ written notice. The employment agreement provides that Mr. Berlin will receive a base salary of $576,493 per year, as adjusted for annual increases by the Compensation Committee since entry of the agreement, and he is eligible for an annual bonus targeted at 55% of his base salary based on achievement of performance goals in the discretion of the Compensation Committee. Mr. Berlin also received a one-time lump-sum bonus equal to $150,000 that was paid within fifteen (15) days following the effective date of the agreement. Mr. Berlin also received 50,000 stock options and 16,667 restricted stock units (both as adjusted to account for our 1 for 15 reverse stock split effective March 29, 2019), which vest in equal instalments over the first three years of his employment. In May 2020, Mr. Berlin received an additional 50,000 stock options, which vest in equal instalments of 16,667 options on the first three anniversary dates of the grant.

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The Company appointed Mr. Gitelman as Chief Accounting Officer, effective February 11, 2021. Mr. Gitelman does not have an employment agreement with the Company. In November 2020, Mr. Gitelman received an 50,000 stock options, which vest in equal instalments of 16,667 options on the first three anniversary dates of the grant.

The Company appointed Mr. Gutierrez as Executive Vice President and Chief Medical Officer, effective April 23, 2018. The Company and Mr. Gutierrez entered into an employment agreement, effective April 23, 2018, which provides for an initial three-year term, after which it will be automatically renewed for one-year periods, unless otherwise terminated by either party upon ninety (90) days’ written notice. The employment agreement provides that Mr. Gutierrez will receive a base salary of $443,456 per year, as adjusted for annual increases by the Compensation Committee since entry of the agreement, and eligible for an annual bonus based on achievement of performance goals at the discretion of the Compensation Committee. Mr. Gutierrez also received a one-time lump-sum bonus equal to $40,000 that was paid within the first ninety (90) days following the effective date of the agreement. Mr. Gutierrez also received 16,667 stock options (as adjusted to account for our 1 for 15 reverse stock split effective March 29, 2019), which vest annually on the first three anniversaries of his employment as an equity incentive award. In May 2020, Mr. Gutierrez received an additional 50,000 stock options, which vest in equal installments of 16,667 options on the first three anniversary dates of the grant.

In the event Mr. Gutierrez employment is terminated without Just Cause, or if he voluntarily resigns with Good Reason, or if his employment is terminated due to disability (all as defined in their respective employment agreements), and so long as he executes a confidential separation and release agreement, in addition to the applicable base salary, plus any accrued but unused vacation time and unpaid expenses that have been earned as of the date of such termination, he is entitled to the following severance benefits: (i) twelve months of base salary payable in equal monthly installments, (ii) a bonus payment for the year in which the employment is terminated equal to the target bonus percentage, multiplied by the base salary in effect at the time of termination, (iii) continued health and welfare benefits for 12 months, and (iv) full vesting of all stock options and stock awards (with extension of the exercise period for stock options by two years).

In the event Mr. Berlin’s employment is terminated without Just Cause during the period beginning three months prior to a Change in Control (as defined in Mr. Berlin’s employment agreement) and ending 18 months after the Change in Control (such period, the “CIC Protection Period”), or if Mr. Berlin voluntarily resigns with Good Reason, during the CIC Protection Period, and provided that Mr. Berlin continues to comply with certain covenants set forth in his employment agreement, in addition to the applicable base salary and any earned but unpaid bonus for the prior fiscal year, plus any accrued but unused vacation time and unpaid expenses that have been earned as of the date of such termination, Mr. Berlin is entitled to the following severance benefits: (i) an amount equal to 1.75 times the sum of the applicable base salary plus an amount equal to Mr. Berlin’s target bonus, payable in a single lump sum within sixty (60) days of the termination, (ii) a bonus payment for the year in which the employment is terminated equal to the target bonus percentage, multiplied by the base salary in effect at the time of termination, multiplied by a fraction, the numerator of which is the number of calendar days Mr. Berlin was employed during such year and the denominator is 365, (iii) continued health and welfare benefits for 21 months, and (iv) full vesting and exercisability of all stock options and stock awards.

The named executive officer employment agreements contain customary covenants regarding non-solicitation, non-compete, confidentiality and works for hire.

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Outstanding Equity Awards at 2022 Fiscal Year-End

The following table summarizes all outstanding equity awards held by our named executive officers at fiscal year-end. The market or payout value of unearned shares, units or rights that have not vested equals $1.20, which was the closing price of Advaxis’ common shares on OTCQX® on December 31, 2022 and for performance based restricted stock units presumes that the target performance goals are met.

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Value of Shares or Units of Stock That Have Not Vested ($)
Kenneth Berlin	625	-	(1)	1,944.00	4/23/2028	-	-
	267	-	(2)	648.00	11/5/2028	-	-
	625	-	(3)	24.80	10/24/2029	-	-
	417	208	(4)	52.80	5/4/2030	-	-
							-
Igor Gitelman	417	208	(6)	31.20	11/16/2030	-	-

Andres Gutierrez	208	-	(5)	1,944.00	4/23/2028	-	-
	104	-	(2)	648.00	11/05/2028	-	-
	313	-	(3)	24.80	10/24/2029	-	-
	417	208	(4)	52.80	5/4/2030	-	-

(1)	Of these options, one-third vested on December 31, 2018, one-third vested on April 23, 2020, and the award was fully vested on April 23, 2021.

(2)	Of these options, one-third vested on November 5, 2019, one-third vested on November 5, 2020, and the award was fully vested on November 5, 2021.

(3)	Of these options, one-third vested on October 24, 2020, one-third vested on October 24, 2021, and the award was fully vested on October 24, 2022.

(4)	Of these options, one-third vested on May 4, 2021, one-third vested on May 4, 2022, and the award will be fully vested on May 4, 2023.

(5)	Of these options, one-third vested on April 23, 2019, one-third vested on April 23, 2020, and the award was fully vested on April 23, 2021.

(6)	Of these options, one-third vested on November 16, 2021, one-third vested on November 16, 2022, and the award will be fully vested on November 16, 2023.

Potential Payments Upon Termination or Change-in-Control

Termination of Employment

As described above under “Employment Agreements with Named Executive Officers,” the Company has entered into employment agreements with two of the named executive officers that provide for certain severance payments and benefits in the event the named executive officer’s employment with the Company is terminated under certain circumstances.

In addition, upon a Change in Control of the Company, unvested equity awards held by two of the executive officers will be accelerated as follows: (i) outstanding stock options and other awards in the nature of rights that may be exercised shall become fully vested and exercisable, (ii) time-based restrictions on restricted stock, restricted stock units and other equity awards shall lapse and the awards shall become fully vested, and (iii) performance-based equity awards, if any, shall become vested and shall be deemed earned based on an assumed achievement of all relevant performance goals at “target” levels, and shall payout pro rata to reflect the portion of the performance period that had elapsed prior to the Change in Control.

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The table below shows the estimated value of benefits to each of the named executive officers if their employment had been terminated under various circumstances as of December 31, 2022. The amounts shown in the table exclude accrued but unpaid base salary, unreimbursed employment-related expenses, accrued but unpaid vacation pay, and the value of equity awards that were vested by their terms as of December 31, 2022.

	Involuntary Termination without a Change in Control ($)		Involuntary Termination in connection with a Change in Control ($)		Death ($)		Disability ($)		Termination for Cause; Voluntary Resignation ($)

Kenneth Berlin
Cash severance	870,144	(1)	2,157,996	(5)	-		870,144	(1)	-
Bonus	382,863	(7)	382,863	(2)	382,863	(2)	382,863	(7)	-
Health benefits	26,038	(3)	41,660	(6)	-		26,038	(3)	-
Value of equity acceleration	-	(4)	-	(4)	-	(4)	-	(4)	-
Total	1,279,045		2,582,519		382,863		1,279,045		-

Andres Gutierrez
Cash severance	535,473	(1)	535,473	(1)	-		535,473	(1)	-
Bonus	214,189	(7)	214,189	(7)	214,189	(7)	214,189	(7)
Health benefits	36,651	(3)	36,651	(6)	-		36,651	(3)	-
Value of equity acceleration	-	(4)	-	(4)	-	(4)	-	(4)	-
Total	786,313		786,313		214,189		786,313		-

Igor Gitelman
Cash severance	-		-		-		-		-
Bonus	-		-		-		-		-
Health benefits	-		-		-		-		-
Value of equity acceleration	-		-		-		-		-
Total	-		-		-		-		-

(1)	For Mr. Berlin, reflects severance payment equal to 1.25 times base salary payable in equal monthly instalments for 15 months. For Mr. Gutierrez, reflects severance payment equal to one times base salary payable in equal monthly instalments for 12 months.

(2)	Reflects pro rata bonus determined by multiplying the target bonus amount for the year in which the termination occurs by a fraction, the numerator of which is the number of calendar days the executive is employed during such year and the denominator of which is 365. Because the amounts reflected in the table assume the named executive officer’s employment was terminated on December 31, 2022 (the last day of the 2022 fiscal year), the amounts reflected are not pro-rated.

(3)	For Mr. Berlin, reflects the Company’s cost of continued health coverage at active employee rates for 15 months. For Mr. Gutierrez, reflects the Company’s cost of continued health coverage at active employee rates for 12 months.

(4)	Reflects the value of unvested in-the-money stock options that vest upon the designated event.

(5)	For Mr. Berlin, reflects two times the sum of his base salary and target bonus, payable in equal monthly installments for 24 months. For Mr. Gutierrez, equals one times base salary, payable in equal monthly installments for 12 months.

(6)	Reflects the full cost of continued health coverage for 24 months for Mr. Berlin and 12 months for Mr. Gutierrez.

(7)	Represents a bonus payment equal to the executive’s target bonus.

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AUDITOR RATIFICATION PROPOSAL

Ratification of Appointment of Independent Registered Public Accountants for Fiscal 2023

The Audit Committee annually considers and selects our independent registered public accountants. The Audit Committee has selected Kost, Forer, Gabbay & Kasierer, a Member of EY Global (“KFGK”) to act as our independent registered public accountants for the fiscal year ending December 31, 2023.

Stockholder ratification of KFGK as our independent registered public accountants is not required by our By-Laws, or otherwise. However, we are submitting the appointment of KFGK to the stockholders for ratification as a matter of good corporate practice. If the stockholders do not ratify the appointment of KFGK as our independent registered public accountants, the Audit Committee will reconsider the appointment of such independent registered public accountants. Even if the appointment is ratified, the Audit Committee may, in its discretion, direct the appointment of a different independent registered public accountant at any time during the year if it determines that such a change would be in the best interest of the Company and its stockholders.

Representatives of KFGK are expected to attend the Annual Meeting in order to respond to questions from stockholders and will have the opportunity to make a statement.

Audit Committee Report

This Audit Committee Report shall not be deemed to be “soliciting material” or to be filed with the SEC or subject to Regulation 14A or 14C under the Securities Exchange Act of 1934, as amended, or the Exchange Act, or to the liabilities of Section 18 of the Exchange Act. Notwithstanding anything to the contrary set forth in any of our previous filings under the Securities Act of 1933 or the Exchange Act that might incorporate future filings, including this Proxy Statement, in whole or in part, this report shall not be incorporated by reference into any such filings.

Management is responsible for our internal controls and financial reporting process. The independent registered public accounting firm is responsible for performing an independent audit of our financial statements in accordance with the standards of the Public Company Accounting Oversight Board (“PCAOB”) and for issuing an opinion thereon. The Audit Committee’s responsibility is to oversee these processes and our internal controls. The Audit Committee does not prepare or audit our financial statements or certify their accuracy.

In this context, the Audit Committee has met and held discussions with management and the independent registered public accounting firm. Management represented to the Audit Committee that our financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the audited financial statements with management and the independent registered public accounting firm. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by the statement on Auditing Standards No. 61, as amended, as adopted by the PCAOB in Rule 3200T.

Our independent registered public accounting firm also provided to the Audit Committee the written disclosures and the letter required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and the Audit Committee discussed with the independent registered public accounting firm, KFGK, the firm’s independence.

Based upon the Audit Committee’s discussions with management and the independent registered public accounting firm and the Audit Committee’s review of our audited financial statements and the representations of management, and the report of the independent registered public accounting firm to the Audit Committee, the Audit Committee recommended that the Board include the audited financial statements in the Annual Report on Form 10-K for our fiscal year ended October 31, 2022, as filed with the SEC.

This report is submitted by the Audit Committee.

Murray A. Goldberg, Chairman

Roni A. Appel

Dr. Vered Bisker-Leib

Disclosure of Principal Accountant Fees and Services

In December 2012, we engaged Marcum LLP as our independent registered public accounting firm to audit our financial statements. Beginning with the fiscal year ended October 31, 2022, Marcum LLP has audited our financial statements. The following table presents fees for professional services rendered by Marcum LLP for the fiscal years ended October 31, 2022 and 2021.

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As previously disclosed, on April 5, 2023, we engaged Kost, Forer, Gabbay & Kasierer, a Member of EY Global (“KFGK”), which had audited the financial statements of Old Ayala as of and for the years ended December 31, 2022 and 2021, as our independent registered public accounting firm to audit our financial statements for the year ending December 31, 2023.

	Fiscal 2022	Fiscal 2021
Audit Fees (1)	$232,879	$153,770
Tax Fees (2)	-	-
All Other Fees (3)	69,010	103,766
Total	$301,889	$257,536

(1)	Audit Fees consisted primarily of annual audit fees and reviews of the Company’s quarterly reports on Form 10-Q.

(2)	Tax Fees consisted primarily of services related to tax compliance, including the preparation, review and filing of tax returns.

(3)	All Other Fees consisted primarily of services related to the review of securities registration documents and other non-audit reviews.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors

The Audit Committee will pre-approve all auditing services and the terms thereof (which may include providing comfort letters in connection with securities underwriting) and non-audit services (other than non-audit services prohibited under Section 10A(g) of the Exchange Act or the applicable rules of the SEC or the Public Company Accounting Oversight Board) to be provided to us by the independent auditor; provided, however, the pre-approval requirement is waived with respect to the provisions of non-audit services for us if the “de minimis” provisions of Section 10A(i)(1)(B) of the Exchange Act are satisfied. This authority to pre-approve non-audit services may be delegated to one or more members of the Audit Committee, who shall present all decisions to pre-approve an activity to the full Audit Committee at its first meeting following such decision. The Audit Committee may review and approve the scope and staffing of the independent auditors’ annual audit plan.

Vote Required

To be approved, the Auditor Ratification Proposal must receive “FOR” votes from a majority of the total number of shares of our common stock present at the Annual Meeting, in person or by proxy, and entitled to vote. Abstentions and broker non-votes with respect to the Auditor Ratification Proposal will be counted for purposes of establishing a quorum, but only shares as to which the holder abstains will be considered present at the Annual Meeting. Thus, abstentions will have the same practical effect as a vote against the Auditor Ratification Proposal. If a quorum is present, broker non-votes will not affect the outcome of the votes on the Auditor Ratification Proposal.

The Board of Directors unanimously recommends a vote “FOR” the Auditor Ratification Proposal relating to the ratification of the appointment of KFGK as our independent registered public accountants for fiscal 2023.

INCENTIVE PLAN AMENDMENT PROPOSAL

Approval of an amendment to the Company’s 2015 Incentive Plan to increase the total number of shares authorized for issuance thereunder by 2,900,000 shares to 2,981,248 shares, to increase certain other maximum number of awards that may be granted annually and to change the name of the plan to reflect our recent corporate name change.

We are asking stockholders to approve an amendment to the Ayala Pharmaceuticals, Inc. 2015 Incentive Plan (the “2015 Incentive Plan”). On June 20, 2023, the Board approved an amendment to the 2015 Incentive Plan to (i) increase the number of shares of Common Stock authorized for issuance under the 2015 Incentive Plan from 81,248 to 2,981,248, (ii) increase the maximum number of options granted in any calendar year to any one participant from 12,500 shares to 500,000 shares, (iii) increase the maximum number of stock appreciation rights, or SARs, granted in any calendar year to any one participant from 9,375 shares to 500,000 shares, (iv) increase the maximum aggregate number of shares associated with any award in any calendar year to any non-employee director from 2,500 shares to 100,000 shares, and (v) with respect to any calendar year (a) decrease the maximum number that may be paid to any one participant for performance awards payable in cash or property other than shares from $10,000,000 to $5,000,000 and (b) increase the maximum number of shares that may be paid to any one participant for performance awards payable in stock from 12,500 shares to 500,000 shares, and (vi) change the name of the plan to the “Ayala Pharmaceuticals, Inc. 2015 Incentive Plan,” in each case, subject to stockholder approval at the Annual Meeting.

Except for the proposed increases described above, the 2015 Incentive Plan as previously approved by our stockholders and in subsequent amendments thereto, shall remain in full force and effect.

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As of June 6, 2023, there were approximately 9,815 shares of the Common Stock subject to outstanding awards under the 2015 Incentive Plan. As of such date, there were approximately 69,513 shares of the Common Stock reserved and available for future awards under the 2015 Incentive Plan. An independent committee of the Board (the “Compensation Committee”) believes the number of shares currently available under the 2015 Incentive Plan will not be sufficient to make the grants it believes will be needed to provide adequate long-term equity incentives to our key employees. Approval of the amendment to the 2015 Incentive Plan will enable the Company to continue making equity compensation grants that serve as incentives to recruit and retain key employees and to continue aligning the interests of its employees with stockholders.

Equity-based compensation is an important element in our compensation program. Equity compensation aligns the interests of our management and key employees with the interests of our stockholders, links pay to performance, and provides a strong incentive to our executives and key employees to join our Company and to remain as we continue to move towards commercialization of our products. Importantly, equity compensation allows us to conserve our crucial cash resources while still being able to attract high quality employees and competitively compensate our experienced management team. If we are not able to grant equity awards, we risk losing our executives and key employees to our competition, which would be disruptive and detrimental to our goals and, ultimately, to our stockholders.

A summary of the 2015 Incentive Plan is set forth below. This summary is qualified in its entirety by the full text of the 2015 Incentive Plan, which is filed as Appendix A to the Company’s proxy statement for the 2015 annual meeting and the subsequent amendments thereto, filed as Exhibit B to the Company’s proxy statement for the 2016 annual meeting, Exhibit A to the Company’s proxy statement for the 2017 annual meeting, and Exhibit A to the Company’s proxy statement for the 2020 annual meeting. A copy of the proposed amendment increasing the number of shares authorized under the 2015 Incentive Plan from 81,248 to 2,981,248, increasing certain other share limits as described above and changing name of the plan to reflect our recent corporate name change is attached to this proxy statement as Annex A.

Key Data Relating to Outstanding Equity Awards and Shares Available

The following table includes information regarding outstanding equity awards and shares available for future awards under the 2015 Incentive Plan as of June 6, 2023 (and without giving effect to approval of the Incentive Plan Amendment Proposal):

Total shares underlying outstanding stock options	9,815
Weighted average exercise price of outstanding stock options - years	$1,243.87
Weighted average remaining contractual life of outstanding stock options	6.3
Total shares underlying outstanding full value awards (1)	9,815
Total shares currently available for grant (2)	69,513

(1)	Includes the maximum number of shares issuable upon conversion of performance awards assuming maximum achievement of all performance goals.

(2)	The 2015 Incentive Plan includes an “evergreen” provision, under which the aggregate number of shares of Common Stock reserved and available for issuance pursuant to awards granted thereunder is increased by the lesser of: (i) 5% of the total number of shares of Common Stock outstanding on December 31 of the preceding calendar year, (ii) 2,500,000, or (iii) a lesser number determined by the Board on January 1 of each calendar year.

Summary of the 2015 Incentive Plan

Purpose and Eligibility. The purpose of the 2015 Incentive Plan is to promote the Company’s success by linking the personal interests of its employees, officers, directors and consultants to those of the Company’s stockholders, and by providing participants with an incentive for outstanding performance. As of June 6, 2023, approximately 30 employees and six non-employee directors were eligible to participate in the 2015 Incentive Plan.

Administration. The 2015 Incentive Plan is administered by the Compensation Committee. The Compensation Committee has the authority to: designate participants; grant awards; determine the type or types of awards to be granted to each participant and the number, terms and conditions thereof; establish, adopt or revise any rules and regulations as it may deem advisable to administer the 2015 Incentive Plan; and make all other decisions and determinations that may be required under the 2015 Incentive Plan.

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Awards to Non-Employee Directors. Notwithstanding the above, awards granted under the 2015 Incentive Plan to the Company’s non-employee directors are made only in accordance with the terms, conditions and parameters of a plan, program or policy for the compensation of non-employee directors as in effect from time to time.

Permissible Awards. The 2015 Incentive Plan authorizes the granting of awards in any of the following forms:

●	market-priced options to purchase shares of the Common Stock, which may be designated under the Code as non-statutory stock options or incentive stock options;

●	SARs, which give the holder the right to receive an amount (payable in cash or stock, as specified in the award agreement) equal to the excess of the fair market value per share of the Common Stock on the date of exercise over the base price of the award (which cannot be less than the fair market value of the underlying stock as of the grant date), multiplied by the number of SARs that have been exercised by the holder;

●	restricted stock, which is subject to restrictions on transferability and subject to forfeiture on terms set by the Compensation Committee;

●	stock units, which represent the right to receive shares of Common Stock (or an equivalent value in cash or other property, as specified in the award agreement) at a designated time in the future and subject to any vesting requirement as may be set by the Compensation Committee;

●	performance awards, which represent any award of the types listed above which have a performance-vesting component based on the achievement, or the level of achievement, of one or more performance goals during a specified performance period, as established by the Compensation Committee;

●	other stock-based awards that are denominated or payable in, valued by reference to, or otherwise based on, shares of Common Stock;

●	cash-based awards, including performance-based annual bonus awards.

Shares Available for Awards. Subject to proportionate adjustment in the event of stock splits and similar events, the aggregate number of shares of Common Stock that may be issued under the 2015 Incentive Plan, as proposed to be amended, is 81,248 shares.

Additionally, the 2015 Incentive Plan includes an “evergreen” provision, under which the aggregate number of shares of Common Stock reserved and available for issuance pursuant to awards granted thereunder is increased by the lesser of: (i) 5% of the total number of shares of Common Stock outstanding on December 31 of the preceding calendar year, (ii) 2,500,000, or (iii) a lesser number determined by the Board on January 1 of each calendar year.

Shares subject to awards that terminate or expire unexercised, or are cancelled, forfeited or lapse for any reason, and shares underlying awards that are ultimately settled in cash, will again be available for future grants of awards under the 2015 Incentive Plan. To the extent that the full number of shares subject to a full-value award is not issued for any reason, including by reason of failure to achieve maximum performance goals, the unissued shares originally subject to the award will be added back to the plan share reserve. Shares delivered by the participant or withheld from an award to satisfy tax withholding requirements, and shares delivered or withheld to pay the exercise price of an option, will not be used to replenish the plan share reserve. Upon exercise of a SAR, the full number of shares underlying the award (rather than any lesser number based on the net number of shares actually delivered upon exercise) will count against the plan share reserve. The Committee may grant awards under the 2015 Incentive Plan in substitution for awards held by employees of another entity who become employees of the Company as a result of a business combination, and such substitute awards will not count against the plan share reserve.

Limitations on Awards. The maximum aggregate number of shares of Common Stock subject to time-vesting options or time-vesting SARs that may be granted under the 2015 Incentive Plan in any calendar year to any one participant is, as proposed to be amended, is 500,000 each. With respect to performance vesting awards, for any calendar year, the maximum amount that may be paid to any one participant payable in cash or property or other than shares, as proposed to be amended, is $5,000,000, and the maximum number of shares that may be paid to any one participant payable in stock, as proposed to be amended, is 500,000 shares. The maximum aggregate number of shares subject to awards that may be granted under the 2015 Incentive Plan to any non-employee director in any calendar year, as proposed to be amended, is 100,000 shares.

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Minimum Vesting Requirements. Except in the case of substitute awards granted in a business combination as described above, full-value awards, options and SARs shall either (i) be subject to a minimum vesting period of three years (which may include graduated vesting within such three-year period), or one year if the vesting is based on performance criteria other than continued service, or (ii) be granted solely in exchange for foregone cash compensation. However, the Compensation Committee may at its discretion (i) accelerate vesting of such full-value awards, options and SARs in the event of the participant’s termination of service, or the occurrence of a change in control, or (ii) grant full-value awards, options and SARs without the minimum vesting requirements described above with respect to awards covering 5% or fewer of the total number of shares authorized under the 2015 Incentive Plan.

Qualified Performance-Based Awards. The Committee may designate any award granted under the 2015 Incentive Plan as a qualified performance-based award. If an award is so designated, the Compensation Committee must establish objectively determinable performance goals for the award based on one or more of the following business criteria, which may be expressed in terms of Company-wide objectives or in terms of objectives that relate to the performance of an affiliate or a division, region, department or function within the Company or an affiliate over a performance term to be designated by the Compensation Committee:

●	Revenue
●	Sales
●	Profit (net profit, gross profit, operating profit, economic profit, profit margins or other corporate profit measures)
●	Earnings (EBIT, EBITDA, earnings per share, or other corporate earnings measures)
●	Net income (before or after taxes, operating income or other income measures)
●	Cash (cash flow, cash generation or other cash measures)
●	Stock price or performance
●	Total stockholder return (stock price appreciation plus reinvested dividends divided by beginning share price)
●	Economic value added
●	Return measures (including, but not limited to, return on assets, capital, equity, investments or sales, and cash flow return on assets, capital, equity, or sales)
●	Market share
●	Improvements in capital structure
●	Expenses (expense management, expense ratio, expense efficiency ratios or other expense measures)
●	Business expansion or consolidation (acquisitions and divestitures)
●	Internal rate of return or increase in net present value
●	Working capital targets relating to inventory and/or accounts receivable
●	Inventory management
●	Service or product delivery or quality
●	Customer satisfaction
●	Employee retention
●	Safety standards
●	Productivity measures
●	Cost reduction measures
●	Strategy plan development and implementation

The Compensation Committee may for any reason modify any award, notwithstanding the achievement of a specified goal. The Compensation Committee may provide, at the time the performance goals are established, that any evaluation of performance shall exclude or otherwise objectively adjust for any specified circumstance or event that occurs during a performance period. Any payment of an award granted with performance goals will be conditioned on the written certification of the Compensation Committee in each case that the performance goals and any other material conditions were satisfied.

Treatment of Awards upon a Change of Control. Unless otherwise provided in an award agreement or any special plan document governing an award:

(A)	in the event of a change of control of the Company in which a successor entity fails to assume and maintain awards under the 2015 Incentive Plan:

(i)	all of that participant’s outstanding options and SARs will become fully vested and exercisable, and all time-based vesting restrictions on that participant’s outstanding awards will lapse; and

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(ii)	the target payout opportunities attainable under outstanding performance-based awards will be deemed to have been fully earned as of the change in control based upon an assumed achievement of all relevant performance goals at the “target” level, and there will be a pro rata payout to the participant within 60 days following the change of control.

(B)	in the event of a change of control of the Company in which a successor entity assumes or otherwise equitably converts awards under the 2015 Incentive Plan, if within two years after the effective date of the change of control, a participant’s employment is terminated without Cause or the participant resigns for Good Reason (as such terms are defined in the 2015 Incentive Plan), then:

(i)	all of that participant’s outstanding options and SARs will become fully vested and exercisable, and all time-based vesting restrictions on that participant’s outstanding awards will lapse; and

(ii)	the target payout opportunities attainable under outstanding performance-based awards will be deemed to have been fully earned as of the date of termination based upon an assumed achievement of all relevant performance goals at the “target” level, and there will be a pro rata payout to the participant within 60 days following the termination of employment.

Anti-dilution Adjustments. In the event of a transaction between us and our stockholders that causes the per-share value of the Common Stock to change (including, without limitation, any stock dividend, stock split, spin-off, rights offering or large nonrecurring cash dividend), the share authorization limits and annual award limits under the 2015 Incentive Plan will be adjusted proportionately, and the Compensation Committee shall make such adjustments to the 2015 Incentive Plan and awards as it deems necessary, in its sole discretion, to prevent dilution or enlargement of rights immediately resulting from such transaction.

Amendment and Termination of the 2015 Incentive Plan. No awards may be granted under the 2015 Incentive Plan after the tenth anniversary of the effective date of the plan. The Board or the Compensation Committee may amend, suspend or terminate the 2015 Incentive Plan at any time, except that no amendment may be made without the approval of the Company’s stockholders if stockholder approval is required by any federal or state law or regulation or by the rules of any stock exchange on which the Common Stock may then be listed, or if the amendment, alteration or other change materially increases the benefits accruing to participants, increases the number of shares available under the 2015 Incentive Plan or modifies the requirements for participation under the 2015 Incentive Plan, or if the Board or Compensation Committee its discretion determines that obtaining such stockholders approval is for any reason advisable. No amendment or termination of the 2015 Incentive Plan may, without the written consent of the participant, reduce or diminish the value of an outstanding award. The Compensation Committee may amend or terminate outstanding awards at any time, except that no amendment or termination of outstanding award may, without the written consent of the participant, reduce or diminish the value of such outstanding awards.

Prohibition on Repricing. Without the prior consent of the Company’s stockholders, outstanding stock options and SARs cannot be repriced, directly or indirectly, nor may stock options or SARs be cancelled in exchanged for stock options or SARs with an exercise or base price that is less than the exercise price or base price of the original stock options or SARs. In addition, the Company may not, without the prior approval of stockholders, repurchase an option or SAR for value from a participant if the current market value of the underlying stock is lower than the exercise price per share of the option or SAR.

Limitations on Transfer; Beneficiaries. No right or interest of a participant in any award may be pledged or encumbered to or in favor of any person other than the Company, or be subject to any lien, obligation or liability of the participant to any person other than the Company or an affiliate. Except to the extent otherwise determined by the Committee with respect to awards other than incentive stock options, no award may be assignable or transferable by a participant otherwise than by will or the laws of descent and distribution.

Clawback Policy. Awards under the 2015 Incentive Plan will be subject to any compensation recoupment policy (sometimes referred to as a “clawback policy”) of the Company as adopted from time to time.

Federal Income Tax Consequences

The U.S. federal income tax discussion set forth below is intended for general information only and does not purport to be a complete analysis of all of the potential tax effects of the 2015 Incentive Plan. It is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change. State, local and ex-U.S. income tax consequences are not discussed, and may vary from jurisdiction to jurisdiction.

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Nonqualified Stock Options. There will be no federal income tax consequences to the optionee or to the Company upon the grant of a nonqualified stock option under the 2015 Incentive Plan. When the optionee exercises a nonqualified stock option, however, he or she will recognize ordinary income in an amount equal to the excess of the fair market value of the stock received upon exercise of the option at the time of exercise over the exercise price, and the Company will be allowed a corresponding federal income tax deduction. Any gain that the optionee realizes when he or she later sells or disposes of the option shares will be short-term or long-term capital gain, depending on how long the shares were held.

Incentive Stock Options. There will be no federal income tax consequences to the optionee or to the Company upon the grant of an incentive stock option. If the optionee holds the option shares for the required holding period of at least two years after the date the option was granted and one year after exercise, then the amount equal to the excess of the amount realized upon sale or disposition of the option shares over the exercise price will be long-term capital gain or loss, and the Company will not be entitled to a federal income tax deduction. If the optionee disposes of the option shares in a sale, exchange, or other disqualifying disposition before the required holding period ends, he or she will recognize taxable ordinary income in an amount equal to the excess of the fair market value of the option shares at the time of exercise over the exercise price, and the Company will be allowed a federal income tax deduction equal to such amount. While the exercise of an incentive stock option does not result in current taxable income, the excess of the fair market value of the option shares at the time of exercise over the exercise price will be an item of adjustment for purposes of determining the optionee’s alternative minimum taxable income.

SARs. A participant receiving a SAR under the 2015 Incentive Plan will not recognize income, and the Company will not be allowed a tax deduction, at the time the award is granted. When the participant exercises the SAR, the amount of cash and the fair market value of any shares of stock received will be ordinary income to the participant and the Company will be allowed as a corresponding federal income tax deduction at that time.

Restricted Stock. Unless a participant makes an election to accelerate recognition of the income to the date of grant as described below, a participant will not recognize income, and the Company will not be allowed a tax deduction, at the time a restricted stock award is granted, provided that the award is nontransferable and is subject to a substantial risk of forfeiture. When the restrictions lapse, the participant will recognize ordinary income equal to the fair market value of the stock as of that date (less any amount he or she paid for the stock), and the Company will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Code Section 162(m). If the participant files an election under Code Section 83(b) within 30 days after the date of grant of the restricted stock, he or she will recognize ordinary income as of the date of grant equal to the fair market value of the stock as of that date (less any amount paid for the stock), and the Company will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Code Section 162(m). Any future appreciation in the stock will be taxable to the participant at capital gains rates. However, if the stock is later forfeited, the participant will not be able to recover the tax previously paid pursuant to the Code Section 83(b) election.

Stock Units. A participant will not recognize income, and the Company will not be allowed a tax deduction, at the time a stock unit award is granted. Upon receipt of shares of stock (or the equivalent value in cash or other property) in settlement of a stock unit award, a participant will recognize ordinary income equal to the fair market value of the stock or other property as of that date (less any amount he or she paid for the stock or property), and the Company will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Code Section 162(m).

Performance Awards. A participant will not recognize income, and the Company will not be allowed a tax deduction, at the time a performance award is granted (for example, when the performance goals are established). Upon receipt of cash, stock or other property in settlement of a performance award, the participant will recognize ordinary income equal to the cash, stock or other property received, and the Company will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Code Section 162(m).

Code Section 409A. The 2015 Incentive Plan permits the grant of various types of incentive awards, which may or may not be exempt from Code Section 409A. If an award is subject to Section 409A, and if the requirements of Section 409A are not met, the taxable events as described above could apply earlier than described, and could result in the imposition of additional taxes and penalties. Restricted stock awards, stock options and SARs granted under the 2015 Incentive Plan, are designed to be exempt from the application of Code Section 409A. Restricted stock units and performance awards granted under the 2015 Incentive Plan would be subject to Section 409A unless they are designed to satisfy the short-term deferral exemption from such law. If not exempt, such awards must be specially designed to meet the requirements of Section 409A in order to avoid early taxation and penalties.

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Tax Withholding. The Company has the right to deduct or withhold, or require a participant to remit to the Company, an amount sufficient to satisfy federal, state, and local taxes (including employment taxes) required by law to be withheld with respect to any exercise, lapse of restriction or other taxable event arising as a result of the 2015 Incentive Plan.

Benefits to Named Executive Officers and Others

Future awards under the 2015 Incentive Plan are granted in the discretion of the Compensation Committee, and therefore are not determinable. We did not grant any stock option, restricted stock and restricted stock unit awards under the 2015 Incentive Plan to our Named Executive Officers and the other individuals and groups indicated during the fiscal year ended December 31, 2022.

Required Vote

Stockholder approval of this Incentive Plan Amendment Proposal requires “FOR” votes from a majority of the total number of shares of the Common Stock present at the Annual Meeting, via the live webcast or by proxy, and entitled to vote. Abstentions and broker non-votes with respect to the Incentive Plan Amendment Proposal will be counted for purposes of establishing a quorum. If a quorum is present, broker non-votes will not affect the outcome of the vote on the Incentive Plan Amendment Proposal, while abstentions will have the same practical effect as a vote against the Incentive Plan Amendment Proposal.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THIS INCENTIVE PLAN AMENDMENT PROPOSAL RELATING TO THE APPROVAL OF AN AMENDMENT TO THE 2015 INCENTIVE PLAN.

Deadline for Receipt of 2024 Stockholder Proposals

Stockholders may present proper proposals for inclusion in our proxy statement and for consideration at the next annual meeting of stockholders by submitting their proposals in writing to our Corporate Secretary in a timely manner. For a stockholder proposal to be considered for inclusion in our proxy statement for the 2024 Annual Meeting, our Corporate Secretary must have received the written proposal at our principal executive offices no later than February 23, 2024 provided, however, that in the event that we hold the 2024 Annual Meeting more than 30 days before or after the one-year anniversary date of the Annual Meeting, we will disclose the new deadline by which stockholders proposals must be received under Item 5 of our earliest possible Quarterly Report on Form 10-Q or, if impracticable, by any means reasonably calculated to inform stockholders. In addition, stockholder proposals must otherwise comply with the requirements of Rule 14a-8 of the Exchange Act. Such proposals also must comply with SEC regulations under Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Proposals should be addressed to:

Ayala Pharmaceuticals, Inc.

Attn: Corporate Secretary

9 Deer Park Drive, Suite K-1

Monmouth Junction, NJ 08852

Stockholder proposals to be presented at the 2024 Annual Meeting other than stockholder proposals submitted pursuant to Exchange Act Rule 14a-8 for inclusion in the proxy statement for the 2024 Annual Meeting, must be received in writing at our corporate offices not earlier than the close of business on the 120th calendar day (March 30, 2024) and not later than the close of business on the 90th calendar day (April 29, 2024) prior to the one-year anniversary of the date this year’s annual meeting and must comply with the other requirements set forth in our By-Laws.

To comply with the universal proxy rules, once effective, shareholders who intend to solicit proxies in support of director nominees other than our nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than April 29, 2024.

Delivery of Proxy Materials to Households

The SEC has adopted rules that permit companies and intermediaries, such as brokers, to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies.

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We and some brokers may be householding our proxy materials by delivering a single proxy statement and annual report to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker or us that they or we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If at any time you no longer wish to participate in householding and would prefer to receive a separate proxy statement and annual report, or if you are receiving multiple copies of the proxy statement and annual report and wish to receive only one, please notify your broker if your shares are held in a brokerage account or us if you are a stockholder of record. You can notify us by sending a written request by mail to Igor Gitelman, Interim Chief Financial Officer and VP of Finance, Ayala Pharmaceuticals, Inc., 9 Deer Park Drive, Suite K-1, Monmouth Junction, NJ 08852, or by calling 908-215-2787. In addition, we will promptly deliver, upon written or oral request to the address or telephone number above, a separate copy of the annual report and proxy statement to a stockholder at a shared address to which a single copy of the documents was delivered.

Other Matters

The Board knows of no other matters that may come before the Annual Meeting. If any other matters should properly come before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote in accordance with their judgment on such matters. Such discretionary authority is conferred by the proxy.

In our filings with the SEC, information is sometimes “incorporated by reference.” This means that we are referring you to information that has previously been filed with the SEC, so the information should be considered as part of the filing you are reading. Based on SEC regulations, the Audit Committee Report specifically is not incorporated by reference into any other filings with the SEC.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

The Company files annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document that the Company files at the Public Reference Room of the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-732-0330. In addition, the SEC maintains a website at http://www.sec.gov, from which interested persons can electronically access the Company’s SEC filings.

In addition, all documents the Company files under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Proxy Statement and before the date of the Annual Meeting are incorporated by reference into and deemed a part of this Proxy Statement from the date of filing of those documents.

Any person, including any beneficial owner, to whom this Proxy Statement is delivered may request copies of reports, proxy statements or other information concerning the Company (including the documents incorporated by reference herein) without charge, by written or telephonic request directed to the Corporate Secretary, Ayala Pharmaceuticals, Inc., 9 Deer Park Drive, Suite K-1, Monmouth Junction.

June 23, 2023

BY ORDER OF THE BOARD OF DIRECTORS
OF AYALA PHARMACEUTICALS, INC.

/s/ Kenneth A. Berlin
Kenneth A. Berlin
President and Chief Executive Officer

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Annex A

AMENDMENT TO THE

AYALA PHARMACEUTICALS, INC.

2015 INCENTIVE PLAN

This AMENDMENT to the AYALA PHARMACEUTICALS, INC. 2015 INCENTIVE PLAN (“Amendment”) is made as of , 2023.

1. Amendment to Section 5.1. Section 5.1 of the 2015 Incentive Plan (the “Plan”) of Advaxis, Inc. (the “Corporation”), effective March 30, 2015, is hereby amended and restated in its entirety to read as follows:

“5.1 NUMBER OF SHARES. Subject to adjustment as provided in Section 5.2 and Section 15.1, the aggregate number of Shares reserved and available for issuance pursuant to Awards granted under the Plan shall be 2,981,248. In addition, on January 1, 2018, and on every January 1st thereafter for ten years, the aggregate number of Shares reserved and available for issuance pursuant to Awards granted under the Plan shall be increased by the lesser of: (i) 5% of the total number of Shares of Stock outstanding on December 31 of the preceding calendar year, (ii) 2,500,000, or (iii) a lesser number determined by the Board. Notwithstanding the foregoing, upon the effective date of this Amendment, the aggregate number of Shares reserved and available for issuance pursuant to Awards granted under the Plan shall be increased by 2,900,000.

The maximum number of Shares that may be issued upon exercise of Incentive Stock Options granted under the Plan shall be 1,000,000. From and after the Effective Date, no further awards shall be granted under the Prior Plan and the Prior Plan shall remain in effect only so long as awards granted thereunder shall remain outstanding.”

2. Amendment to Section 5.4. Section 5.4 of the Plan is hereby amended and restated in its entirety to read as follows:

“5.4 LIMITATION ON AWARDS. Notwithstanding any provision in the Plan to the contrary (but subject to adjustment as provided in Article 15):

(a) Options. The maximum number of Options granted under the Plan in any calendar year to any one Participant shall be with respect to 500,000 Shares.

(b) SARs. The maximum number of Stock Appreciation Rights granted under the Plan in any calendar year to any one Participant shall be with respect to 500,000 Shares.

(c) Performance Awards. With respect to any calendar year (i) the maximum amount that may be paid to any one Participant for Performance Awards payable in cash or property other than Shares shall be $5,000,000, and (ii) the maximum number of Shares that may be paid to any one Participant for Performance Awards payable in Stock shall be 500,000 Shares. For purposes of applying these limits in the case of multi-year performance periods, the amount of cash or other property or number of Shares deemed paid with respect to any calendar year is the total amount payable or Shares earned for the performance period divided by the number of calendar years in the performance period.

(d) Awards to Non-Employee Directors. The maximum aggregate number of Shares associated with any Award granted under the Plan in any calendar year to any one Non-Employee Director shall be 100,000 Shares.

3. Effectiveness of Amendment. This Amendment shall be effective upon the approval of the holders of at least a majority of the shares of common stock of the Corporation present via the live webcast or represented by proxy at the annual meeting of shareholders and entitled to be cast at such meeting, in accordance with the terms and conditions of the Plan, the Corporation’s amended and restated certificate of incorporation, amended and restated bylaws and applicable Delaware law.

4. Effectiveness of Plan. Except as set forth in this Amendment, all of the terms and conditions of the Plan shall remain unchanged and in full force and effect.

5. Execution. The Board of Directors of the Corporation has caused its authorized officer to execute this Amendment and to record the same in the books and records of the Corporation.

AYALA PHARMACEUTICALS, INC.,

a Delaware corporation

By:
Name:
Title:

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SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on July 27, 2023. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/ADXS2023**

You may attend the meeting via the Internet and vote during the meeting. We recommend, however, that you vote before the meeting even if you plan to participate in the meeting, since you can change your vote during the meeting by voting when the polls are open. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on July 27, 2023. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V19606-P96067 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

AYALA PHARMACEUTICALS, INC.

The Board of Directors recommends you vote FOR the following nominees:

Nominees:	For	Against	Abstain
1a. Dr. David Sidransky	☐	☐	☐
1b. Dr. Vered Bisker-Leib	☐	☐	☐
1c. Roni A. Appel	☐	☐	☐
1d. Kenneth Berlin	☐	☐	☐
1e. Dr. Robert Spiegel	☐	☐	☐
1f. Murray Goldberg	☐	☐	☐
1g. Dr. Samir N. Khleif	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any continuation, postponement, or adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Proxy Statement and reports on Form 10-K are available at www.proxyvote.com.

V19007-P96067

AYALA PHARMACEUTICALS, INC.
Annual Meeting of Stockholders
July 28, 2023 10:00 AM Eastern Time
This proxy is solicited by the Board of Directors

The undersigned stockholder(s) hereby appoint(s) Kenneth A. Berlin and Igor Gitelman, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this proxy card, all of the shares of common stock of AYALA PHARMACEUTICALS, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 AM, Eastern Time on July 28, 2023, virtually at www.virtualshareholdermeeting.com/ADXS2023, and any continuation, postponement, or adjournment thereof.

Such proxies are authorized to vote in their discretion (x) for the election of any person to the Board of Directors if any nominee named herein becomes unable to serve or for good cause will not serve, (y) on any matter that the Board of Directors did not know would be presented at the Annual Meeting of Stockholders by a reasonable time before the proxy solicitation was made, and (z) on such other business as may properly be brought before the meeting or any continuation, postponement, or adjournment thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side